Exhibit 99.1

Theravance Biopharma, Inc. Reports First Quarter 2024
Financial Results and Provides Business Update

•	Q1 2024 YUPELRI® (revefenacin) net sales of $55.2 million, recognized by Viatris, increased 18% from Q1 2023[1]
•	Viatris collaboration revenue of $14.5 million, increased 39% versus Q1 2023, reflecting margin improvement
•	Continued progress for ampreloxetine CYPRESS enrollment
•	Virtual ampreloxetine KOL event scheduled for May 23, 2024
•	Q1 2024 ending cash balance of $100 million

DUBLIN, IRELAND – MAY 13, 2024 – Theravance Biopharma, Inc. (“Theravance Biopharma” or the “Company”) (NASDAQ: TBPH) today announced financial and operational results for the first quarter of 2024.

“Building on recent momentum, the Theravance commercial team again delivered a solid quarter of YUPELRI hospital sales execution in the first quarter, setting us on a path to contribute significantly to the product’s overall growth in 2024”, said Rick E Winningham, Chief Executive Officer. “We remain laser focused on YUPELRI growth and CYPRESS execution and are looking forward to sharing more about our progress and plans for ampreloxetine at a Key Opinion Leader-led virtual investor event scheduled for May 23rd.”

First Quarter Highlights

YUPELRI® (revefenacin) inhalation solution, the first and only once-daily, nebulized LAMA (long- acting muscarinic agent) bronchodilator approved in the US for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD):

•	Achieved total net sales of $55.2 million for the quarter, increasing 18% year-over-year (Q1 2024 vs Q1 2023).[1]
•	Grew doses sold into the hospital channel by 31% year-over-year (Q1 2024 vs Q1 2023).[2]
•	Increased share within the long-acting nebulized segment of the COPD market. During the quarter, share within the community and hospital settings increased year-over-year to 30.5% and 16.6%, respectively, from 28.0% and 15.0% in Q1 2023.[3]

Ampreloxetine, an investigational, once-daily norepinephrine reuptake inhibitor in development for the treatment of symptomatic neurogenic orthostatic hypotension (nOH) in patients with multiple system atrophy (MSA):

•	Virtual ampreloxetine KOL event scheduled for May 23, 2024.
•	Enrollment continues globally for the CYPRESS study, with footprint expanded to include active sites in Latin America and Asia Pacific.
•	CYPRESS enrollment into the open-label period of the study expected to be completed in the second half of 2024.

1 In the US, Viatris is leading the commercialization of YUPELRI, and the Company co-promotes the product under a profit and loss sharing arrangement (65% to Viatris; 35% to the Company).

2 Source: IQVIA DDD, HDS, VA and Non-Reporting Hospital through Mar’24.

3 Hospital LA-NEB Market Share - IQVIA DDD through 12/31/2023. Community LA-NEB Market Share includes Retail + DME / Med B FFS through Nov ’23.

TRELEGY Update:

•	GSK posted first quarter 2024 global net sales of $749 million (up 32% from $567 million reported in the first quarter of 2023). As of January 1, 2024, Theravance Biopharma is eligible to receive a total of $200 million in milestone payments from Royalty Pharma, should TRELEGY achieve certain sales thresholds. The next milestone payment of $25 million will be achieved if TRELEGY global net sales are approximately $2.9 billion in 2024 (an increase of 5% compared with 2023). A second milestone payment of another $25 million (for a total of $50 million) can be achieved if TRELEGY global net sales exceed approximately $3.2 billion in 2024 (an increase of 17% compared with 2023).[4]

First Quarter Financial Results

•	Revenue: Total revenue for the first quarter of 2024 was $14.5 million, consisting entirely of Viatris collaboration revenue. Viatris collaboration revenue increased by $4.1 million, or 39%, in the first quarter compared to the same period in 2023 due primarily to higher net sales and lower costs incurred by Viatris. The Viatris collaboration revenue represents amounts receivable from Viatris and comprises the Company’s 35% share of net sales of YUPELRI, as well as its proportionate amount of the total shared costs incurred by the two companies. The non-shared YUPELRI costs incurred by Theravance Biopharma are recorded within operating expenses. While Viatris records the total net sales of YUPELRI within its financial statements, Theravance Biopharma’s implied 35% share of net sales of YUPELRI for the first quarter of 2024 was $19.3 million which represents a 18% increase compared to the same period in 2023.

•	Research and Development (R&D) Expenses: R&D expenses for the first quarter of 2024 were $9.0 million, compared to $14.6 million in the same period in 2023. First quarter R&D expenses included total non-cash share-based compensation of $1.5 million.

•	Selling, General and Administrative (SG&A) Expenses: SG&A expenses for the first quarter of 2024 were $16.7 million, compared to $19.2 million in the same period in 2023. First quarter SG&A expenses included total non-cash share-based compensation of $3.7 million.

•	Share-Based Compensation: Share-based compensation expenses for the first quarter of 2024 was $5.2 million, compared to $7.0 million in the same period in 2023. Share-based compensation expenses consisted of $1.5 million for R&D and $3.7 million for SG&A in the first quarter of 2024, compared to $2.4 million and $4.2 million, respectively, in the same period in 2023. In the first quarter of 2023, we also incurred $0.4 million in restructuring-related share-based compensation expenses.

4 The next milestone payment of $25.0 million will be triggered if Royalty Pharma receives $240.0 million or more in royalty payments from GSK with respect to 2024 TRELEGY global net sales, which we would expect to occur in the event TRELEGY global net sales reach approximately $2.863 billion. Another milestone payment of $25.0 million will be received if Royalty Pharma receives $275.0 million or more in royalty payments from GSK with respect to 2024 TRELEGY global net sales, which we would expect to occur in the event TRELEGY global net sales reach approximately $3.213 billion. Royalties payable from GSK to Royalty Pharma are upward tiering from 6.5% to 10%.

•	Net Loss and Non-GAAP Net Loss from Operations[5]: Net loss was $11.7 million in the first quarter of 2024 compared to $22.1 million in the same period in 2023, and non-GAAP net loss from operations was $4.5 million in the first quarter 2024 compared to a non-GAAP net loss from operations of $14.9 million in the same period in 2023. See the section titled "Non-GAAP Financial Measures" for more information.

•	Cash Position: Cash, cash equivalents and marketable securities totaled $100.0 million as of March 31, 2024.

2024 Financial Guidance

•	Operating Expenses (excluding share-based compensation): The Company continues to expect full year 2024 R&D expenses of $30 million to $36 million and SG&A expenses of $45 million to $55 million, in each case excluding share-based compensation.

•	Share-Based Compensation: The Company continues to expect full year share-based compensation expenses of $18 million to $22 million.

•	Non-GAAP Net Profit / Loss: The Company continues to expect Non-GAAP net loss in the first half of 2024 and to approach non-GAAP breakeven in the second half of 2024; limited cash burn expected in 2024.

Conference Call and Live Webcast Today at 5:00 pm ET

Theravance Biopharma will hold a conference call and live webcast accompanied by slides today at 5:00 pm ET / 2:00 pm PT / 10:00 pm IST. To participate in the live call by telephone, please register here. Those interested in listening to the conference call live via the internet may do so by visiting Theravance Biopharma’s website at www.theravance.com, under the Investors section, Events and Presentations.

A replay of the webcast will be available on Theravance Biopharma’s website for 30 days through June 12, 2024.

About Ampreloxetine

Ampreloxetine, an investigational, once-daily norepinephrine reuptake inhibitor in development for the treatment of symptomatic neurogenic orthostatic hypotension (nOH) in patients with multiple system atrophy (MSA). The unique benefits of ampreloxetine treatment reported in MSA patients from Study 0170 included an increase in norepinephrine levels, a favorable impact on blood pressure, clinically meaningful and durable symptom improvement, and no signal for supine hypertension. In the US, the Company has been granted an Orphan Drug Designation for ampreloxetine for the treatment of symptomatic nOH in patients with MSA and, if results from the ongoing Phase 3 CYPRESS study are supportive, plans to file an NDA for full approval in this indication.

5 Non-GAAP profit (loss) consists of GAAP net income (loss) before taxes less share-based compensation expense and non-cash interest expense. See the section titled "Non-GAAP Financial Measures" for more information.

About CYPRESS (Study 0197), a Phase 3 Study

Study 0197 (NCT05696717) is currently enrolling. This is a registrational Phase 3, multi-center, randomized withdrawal study to evaluate the efficacy and durability of ampreloxetine in participants with MSA and symptomatic nOH after 20 weeks of treatment; the primary endpoint of the study is change in the Orthostatic Hypotension Symptom Assessment (OHSA) composite score. The Study includes four periods: screening, open label (12-week period, participants will receive a single daily 10 mg dose of ampreloxetine), randomized withdrawal (eight-week period, double-blind, placebo-controlled, participants will receive a single daily 10 mg dose of placebo or ampreloxetine), and a long-term treatment extension. Secondary outcome measures include change from baseline in Orthostatic Hypotension Daily Activity Scale (OHDAS) item 1 (activities that require standing for a short time) and item 3 (activities that require walking for a short time).

About Multiple System Atrophy (MSA) and Symptomatic Neurogenic Orthostatic Hypotension (nOH)

MSA is a progressive brain disorder that affects movement and balance and disrupts the function of the autonomic nervous system. The autonomic nervous system controls body functions that are mostly involuntary. One of the most frequent autonomic symptoms associated with MSA is a sudden drop in blood pressure upon standing (nOH).6 There are approximately 50,000 MSA patients in the US7 and 70-90% of MSA patients experience nOH symptoms.8 Despite available therapies, many MSA patients remain symptomatic with nOH.

Neurogenic orthostatic hypotension (nOH) is a rare disorder defined as a fall in systolic blood pressure of ≥20 mm Hg or diastolic blood pressure of ≥10 mm Hg, within 3 minutes of standing. Severely affected patients are unable to stand for more than a few seconds because of their decrease in blood pressure, leading to cerebral hypoperfusion and syncope. A debilitating condition, nOH results in a range of symptoms including dizziness, lightheadedness, fainting, fatigue, blurry vision, weakness, trouble concentrating, and head and neck pain.

About Theravance Biopharma

Theravance Biopharma, Inc.’s focus is to deliver Medicines that Make a Difference® in people’s lives. In pursuit of its purpose, Theravance Biopharma leverages decades of expertise, which has led to the development of FDA-approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD). Ampreloxetine, its late-stage investigational once-daily norepinephrine reuptake inhibitor in development for symptomatic neurogenic orthostatic hypotension (nOH) in patients with Multiple System Atrophy (MSA), has the potential to be a first in class therapy effective in treating a constellation of cardinal symptoms in MSA patients. The Company is committed to creating/driving shareholder value.

For more information, please visit www.theravance.com.

6 https://medlineplus.gov/genetics/condition/multiple-system-atrophy/

7 UCSD Neurological Institute (25K-75K, with ~10K new cases per year); NIH National Institute of Neurological Disorders and Stroke (15K-50K).

8 Delveinsight MSA Market Forecast (2023); Symptoms associated with orthostatic hypotension in pure autonomic failure and multiple systems atrophy, CJ Mathias (1999).

THERAVANCE BIOPHARMA®, THERAVANCE® and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies (in the U.S. and certain other countries).

YUPELRI® is a registered trademark of Mylan Specialty L.P., a Viatris company. Trademarks, trade names or service marks of other companies appearing in this press release are the property of their respective owners.

Forward-Looking Statements

This press release and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations and future events. Theravance Biopharma intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: the Company’s expectations regarding its future profitability, expenses and uses of cash, the Company’s goals, designs, strategies, plans and objectives, future growth of YUPELRI sales, future royalty payments, the ability to provide value to shareholders, the Company’s regulatory strategies and timing of clinical studies, possible safety, efficacy or differentiation of our investigational therapy, the status of patent infringement litigation initiated by the Company and its partner against certain generic companies in federal district courts; contingent payments due to the Company from the sale of the Company’s TRELEGY ELLIPTA royalty interests to Royalty Pharma, and expectations around the use of OHSA scores as endpoints for clinical trials. These statements are based on the current estimates and assumptions of the management of Theravance Biopharma as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance Biopharma to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: factors that could increase the Company’s cash requirements or expenses beyond its expectations and any factors that could adversely affect its profitability, whether the milestone thresholds can be achieved, delays or difficulties in commencing, enrolling or completing clinical studies, the potential that results from clinical or non-clinical studies indicate the Company’s product candidates or product are unsafe, ineffective or not differentiated, risks of decisions from regulatory authorities that are unfavorable to the Company, dependence on third parties to conduct clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, risks of collaborating with or relying on third parties to discover, develop, manufacture and commercialize products, and risks associated with establishing and maintaining sales, marketing and distribution capabilities with appropriate technical expertise and supporting infrastructure, the ability of the Company to protect and to enforce its intellectual property rights, volatility and fluctuations in the trading price and volume of the Company’s shares, and general economic and market conditions. Other risks affecting Theravance Biopharma are in the Company's Form 10-K filed with the SEC on March 1, 2024, and other periodic reports filed with the SEC. In addition to the risks described above and in Theravance Biopharma’s filings with the SEC, other unknown or unpredictable factors also could affect Theravance Biopharma’s results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance Biopharma assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Theravance Biopharma provides a non-GAAP profitability target and a non-GAAP metric in this press release. Theravance Biopharma believes that the non-GAAP profitability target and non-GAAP net profit (loss) from operations provide meaningful information to assist investors in assessing prospects for future performance and actual performance as they provide better metrics for analyzing the performance of its business by excluding items that may not be indicative of core operating results and the Company's cash position. Because non-GAAP financial targets and metrics, such as non-GAAP profitability and non-GAAP net loss from continuing operations, are not standardized, it may not be possible to compare these measures with other companies' non-GAAP targets or measures having the same or a similar name. Thus, Theravance Biopharma's non-GAAP measures should be considered in addition to, not as a substitute for, or in isolation from, the Company's actual GAAP results and other targets.

Please see the appendix attached to this press release for a reconciliation of non-GAAP net profit (loss) from operations to its corresponding measure, net profit (loss) from operations. A reconciliation of non-GAAP net profit (loss) from operations to its corresponding GAAP measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future.

Contact:

investor.relations@theravance.com

650-808-4045

THERAVANCE BIOPHARMA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2024	2023
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents and short-term marketable securities	$99,975	$102,426
Receivables from collaborative arrangements	14,664	17,474
Prepaid clinical and development services	2,086	2,038
Other prepaid and current assets	7,569	11,603
Total current assets	124,294	133,541
Property and equipment, net	8,717	9,068
Operating lease assets	35,364	36,287
Future contingent milestone and royalty assets	194,200	194,200
Restricted cash	836	836
Other assets	7,896	8,067
Total assets	$371,307	$381,999

Liabilities and Shareholders' Equity
Current liabilities	$21,662	$24,767
Long-term operating lease liabilities	43,840	45,236
Future royalty payment contingency	28,417	27,788
Unrecognized tax benefits	67,075	65,294
Other long-term liabilities	5,445	5,919
Shareholders' equity	204,868	212,995
Total liabilities and shareholders’ equity	$371,307	$381,999

(1)	The condensed consolidated balance sheet as of December 31, 2023 has been derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

THERAVANCE BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023

	(Unaudited)
Revenue:
Viatris collaboration agreement (1)	$14,503	$10,411
Collaboration revenue	-	6
Total revenue	14,503	10,417

Costs and expenses:
Research and development (2)	8,968	14,572
Selling, general and administrative (2)	16,742	19,183
Restructuring and related expenses (2)	-	1,574
Total costs and expenses	25,710	35,329
Loss from operations	(11,207)	(24,912)
Interest expense (non-cash)	(629)	(550)
Interest income and other income (expense), net	1,434	2,979
Loss before income taxes	(10,402)	(22,483)
Provision for income tax (expense) benefit	(1,262)	395
Net loss	$(11,664)	$(22,088)

Net loss per share:
Basic and diluted net loss per share	$(0.24)	$(0.35)

Shares used to compute basic and diluted net loss per share	48,283	62,934

Non-GAAP net loss	$(4,544)	$(14,912)

(1)	While Viatris, Inc. records the total YUPELRI net sales, the Company is entitled to a 35% share of the net profit (loss) pursuant to a co-promotion agreement with Viatris as presented below:

	Three Months Ended March 31,
(In thousands)	2024	2023
YUPELRI net sales (100% recorded by Viatris)	$55,226	$46,955
YUPELRI net sales (Theravance Biopharma implied 35%)	19,329	16,434

(2)	Amounts include share-based compensation expense as follows:

	Three Months Ended March 31,
(In thousands)	2024	2023
Research and development	$1,465	$2,441
Selling, general and administrative	3,764	4,223
Restructuring and related expenses	-	357
Total share-based compensation expense	$5,229	$7,021

THERAVANCE BIOPHARMA, INC.

Reconciliation of GAAP to Non-GAAP Net Loss

(In thousands)

	Three Months Ended March 31,
	2024	2023

	(Unaudited)
GAAP net loss	$(11,664)	$(22,088)
Adjustments:
Share-based compensation expense	5,229	7,021
Non-cash interest expense	629	550
Income tax expense (benefit)	1,262	(395)
Non-GAAP net loss	$(4,544)	$(14,912)